Exhibit 99.4

TEVECAP S.A.
OFFER FOR TENDERS OF US$7,008,000 AGGREGATE PRINCIPAL AMOUNT OF
UNREGISTERED 12.625% SENIOR NOTES DUE 2009
IN EXCHANGE FOR
REGISTERED 12.625% SENIOR NOTES DUE 2009

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON DECEMBER 6, 2005 (UNLESS EXTENDED) (THE “EXPIRATION DATE”). TENDERS OF OLD NOTES MAY BE NOT WITHDRAWN AT ANY TIME; PROVIDED, HOWEVER, THAT IF THE EXCHANGE OF OLD NOTES FOR NEW NOTES AS PART OF THE EXCHANGE OFFER HAS NOT OCCURRED ON OR BEFORE DECEMBER 6, 2005, HOLDERS OF OLD NOTES WHO HAVE TENDERED THEIR OLD NOTES IN CONNECTION WITH THE OFFER MAY WITHDRAW THEIR TENDER OF THEIR OLD NOTES AT ANY TIME THEREAFTER.

To:          Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Tevecap S.A. (“Tevecap”) is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated November 7, 2005 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) an aggregate principal amount of up to US$7,008,000 of its registered 12.625% Senior Notes Due 2009 (the “New Notes”) for a like principal amount of its outstanding unregistered 12.625% Senior Notes Due 2009 (the “Old Notes”).

We are requesting that you contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

1.                                       Prospectus dated November 7, 2005;

2.                                       The Letter of Transmittal for your use and for the information of your clients, including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

3.                                       A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if time will not permit all required documents to reach the Exchange Agent (as defined below) prior to the Expiration Date (as defined below) or if the procedures for book-entry transfer cannot be completed on a timely basis;

4.                                       A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

5.                                       A return envelope addressed to HSBC Bank USA, National Association, as the Exchange Agent (the “Exchange Agent”), for the Old Notes.

Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on December 6, 2005 (unless extended by the Company) (the “Expiration Date”). Tenders of Old Notes may be not withdrawn at any time; provided, however, that if the exchange of old notes for new notes as part of the exchange offer has not occurred on or before December 6, 2005, holders of old notes who have tendered their old notes in connection with the offer may withdraw their tender of their old notes at any time thereafter.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

If holders of Old Notes wish to tender but time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under “The Exchange—Guaranteed Delivery Procedures.”

Tevecap will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. Tevecap will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 9 of the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to HSBC Bank USA, National Association, the Exchange Agent, at its address set forth on the front of the Letter of Transmittal.

Very truly yours,

TEVECAP S.A.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR EITHER EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures